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                                                                      EXHIBIT 21

                               SEMCO ENERGY, INC.

                              List of Subsidiaries
                         Exhibit 21 to Form 10-K (2005)


As of December 31, 2005, the subsidiaries of SEMCO Energy, Inc. (the Registrant) were:

-     Alaska Pipeline Company, an Alaska corporation
- NORSTAR Pipeline Company, Inc., an Alaska corporation (a subsidiary of Alaska Pipeline Company)
-     Hotflame Gas, Inc., a Michigan corporation
- SEMCO Construction Parent Company (formerly known as EnStructure Corporation, Sub-Surface Resources, Inc. and prior thereto, NATCOMM, Inc.), a Michigan corporation
-     SEMCO Energy Ventures, Inc., a Michigan corporation
- SEMCO Gas Storage Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)
- SEMCO Pipeline Company, a Michigan corporation (a subsidiary of SEMCO Energy Ventures, Inc.)
- SEMCO Information Technology, Inc. (formerly known as Aretech Information Services, Inc.), a Michigan corporation

Each of the above-listed companies does business only under its respective corporate name as indicated above, except as follows:

- SEMCO Energy, Inc. does business in Alaska under the name ENSTAR Natural Gas Company and in Michigan as Battle Creek Gas Company, Peninsular Gas Company and SEMCO Energy Gas Company.